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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

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                                  FORM 8-K
                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 12, 2000
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                             E*TRADE Group, Inc.
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             (Exact name of registrant as specified in charter)


          Delaware                  1-11921                94-2844166
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(State or other jurisdiction      (Commission             (IRS Employer
      of incorporation)            File Number)         Identification No.)


4500 Bohannon Drive, Menlo Park, California                   94025
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(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code:    (650) 331-6000
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                                Not Applicable
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        (Former name or former address, if changed since last report.)

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Item 5. Other Events

  On April 12, 2000, E*TRADE Group, Inc. ("E*TRADE") announced its financial results for the quarter ended March 31, 2000, reporting net revenues of $407 million, net loss of $23 million, and basic and diluted net loss per share of $0.08 for the three months ended March 31, 2000 and net revenues of $675 million, net loss of $28 million, and basic and diluted net loss per share of $0.11 for the six months ended March 31, 2000. A copy of E*TRADE's Consolidated Balance Sheets at March 31, 2000 and September 30, 1999 and Consolidated Statements of Operations for the three and six months ended March 31, 2000 and 1999 are attached as Exhibit 99.1 hereto. This Form 8-K is being filed to present the first period of consolidated results of E*TRADE and Telebanc Financial Corporation ("Telebanc"). Consolidated results give retroactive effect to E*TRADE's merger with Telebanc on January 12, 2000 which was accounted for as a pooling of interests.

Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

         99.1 Consolidated Statements of Operations for the three and six months ended March 31, 2000 and 1999 and Consolidated Balance Sheets at March 31, 2000 and September 30, 1999.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                  E*TRADE Group, Inc.
                                  (Registrant)


                                  Dated: April 17, 2000



                                    By:          /s/ Leonard C. Purkis
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                                                   Leonard C. Purkis

                                                Chief Financial Officer
                                               (principal financial and
                                                  accounting officer)

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                                 EXHIBIT INDEX


Exhibit             Description
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   99.1         Consolidated Statements of Operations for the three and six months ended March 31, 2000 and 1999 and Consolidated Balance Sheets at March 31, 2000 and September 30, 1999.

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